UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 21, 2003

Inet Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24707	75-2269056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 North Greenville Avenue
Richardson, Texas		75081
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (469) 330-4000

Item 2.    ACQUISITION OR DISPOSITION OF ASSETS.

On January 21, 2003, the registrant repurchased 8.97 million restricted shares of its common stock (for an aggregate cash purchase price of $35.4 million) from Mark Weinzierl, one of the registrant’s founders and a member of its board of directors, in a privately negotiated transaction. The transaction was effected pursuant to a Stock Repurchase Agreement, dated January 16, 2003, between the registrant and Mr. Weinzierl. The shares repurchased represent approximately 19 percent of the registrant’s total shares outstanding immediately prior to the transaction and all of the registrant’s shares owned by Mr. Weinzierl. Effective with the closing of the transaction, Mr. Weinzierl resigned from the registrant’s board of directors. The terms of the transaction were the result of arm’s-length negotiations among the registrant and Mr. Weinzierl. The registrant financed the purchase price with available cash.

Item 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits

99.1    Stock Repurchase Agreement, dated January 16, 2003, between the registrant and Mark A. Weinzierl.

99.2    Text of press release of the registrant, dated January 21, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 21, 2003	INET TECHNOLOGIES, INC.

	By:	/s/ JEFFREY A. KUPP
Jeffrey A. Kupp Vice President and Chief Financial Officer

2

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Stock Repurchase Agreement, dated January 16, 2003, between the registrant and Mark A. Weinzierl.

99.2	Press release dated January 21, 2003.